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           BlackRock MuniYield Quality Fund, Inc. (the "Registrant")
                              File No. 811-06660
  Item No. 77Q1(a) (Copies of Material Amendments to Registrant's Charter or
                            By-laws) -- Attachment

Attached please find as an exhibit under Sub-Item 77Q1(a) of Form N-SAR, a copy of the Registrant's Articles of Amendment Amending the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Fund's Series W-7 Variable Rate Demand Preferred Shares filed with the State Department of Assessments and Taxation of Maryland on October 22, 2015.

                                                                Exhibit 77Q1(a)

                    BLACKROCK MUNIYIELD QUALITY FUND, INC.

                             ARTICLES OF AMENDMENT

               AMENDING THE ARTICLES SUPPLEMENTARY ESTABLISHING
                   AND FIXING THE RIGHTS AND PREFERENCES OF
                     VARIABLE RATE DEMAND PREFERRED SHARES

   This is to certify that

   First: The charter of BlackRock MuniYield Quality Fund, Inc., a Maryland corporation (the "Corporation"), is amended by these Articles of Amendment, which amend the Articles Supplementary Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares, dated as of September 13, 2011 (the "Articles Supplementary").

   Second: The charter of the Corporation is hereby amended by deleting
Section 4(c) of Part I of the Articles Supplementary and inserting the following:

   "(c) Notice of Proposed Special Rate Period. If the Corporation proposes to designate any succeeding Subsequent Rate Period for shares of a Series of VRDP Shares as a Special Rate Period pursuant to paragraph (a) of this
   Section 4, not less than twenty (20) (or such lesser number of days as may be agreed to from time to time by the Remarketing Agent) nor more than thirty (30) days prior to the date the Corporation proposes to designate as the first (1st) day of such Special Rate Period (which shall be such day that would otherwise be the first (1st) day of a Minimum Rate Period), notice ("Notice of Proposed Special Rate Period") shall be sent by the Corporation by first-class mail, postage prepaid or by Electronic Means, to the Holders of shares of such Series with copies provided to the Tender and Paying Agent, the Liquidity Provider and the Remarketing Agent. Each such notice shall state (A) that the Corporation may exercise its option to designate a succeeding Subsequent Rate Period of shares of such Series as a Special Rate Period, specifying the first (1st) day thereof, (B) that the Corporation will, by 11:00 a.m., New York City time, on the second Business Day immediately preceding such date (or by such later time or date, or both, as may be agreed to by the Remarketing Agent) notify the Remarketing Agent of either (x) its determination, subject to certain conditions, to exercise such option, or (y) its determination not to exercise such option, (C) the Rate Determination Date immediately prior to the first (1st) day of such Special Rate Period, (D) the rate calculation period to be used in determining the Applicable Rate if the term thereof is different from the term of the Special Rate Period and any other special provisions relating to the calculation of the Applicable Rate, including any provision for setting the Applicable Rate by reference to any index or to the ratings of the VRDP Shares or specifying any additional events or conditions the existence or occurrence of which result in adjustments to the Applicable Rate or additional fees or payments in respect of shares of such Series of VRDP Shares (which provisions may vary provisions that are set forth in the Charter (including the Articles Supplementary), provided that the provisions and variations are clearly and expressly set forth in the Notice of Special Rate Period), (E) that such Special Rate Period shall not commence if (1) any shares of such Series of VRDP Shares are owned by the Liquidity Provider pursuant to the Purchase Obligation on either the Rate Determination Date for such Special Rate Period or on the first (1st) day of such Special Rate Period, or (2) full cumulative dividends or any amounts due with respect to redemptions payable prior to such Rate Determination Date have not been paid in full, (F) the scheduled Dividend Payment Dates for shares of such Series of VRDP Shares during such Special Rate Period, (G) the Special Redemption Provisions, if any, applicable to shares of such Series of VRDP Shares in respect of such Special Rate Period, (H) the Special Optional Tender Provisions, if any, applicable to shares of such Series of VRDP Shares in respect of such Special Rate Period (including whether the Optional Tender provisions shall be applicable or otherwise subject to special conditions during the Special Rate Period), (I) the special provisions, if any, relating to the transfer of the shares of such Series of VRDP Shares during the Special Rate Period,
   (J) the special provisions, if any, related to Taxable Allocations during the Special Rate Period and any resulting Gross-up Payments during the Special Rate Period including, but not limited to, that Section 3 of Part I and Section 6 of Part II of these Articles Supplementary shall have no effect during the Special Rate Period and that, instead, alternative special provisions shall be observed during such period, (K) the special provisions, if any, relating to the creation and termination of the Special Rate Period including, but not limited to, any provisions relating to the nature and scope of the obligations and rights of the Liquidity Provider and the Remarketing Agent in connection therewith, the short-term credit ratings of the Liquidity Provider and the short-term preferred stock ratings of the VRDP Shares, the Remarketing of the VRDP Shares upon the termination of the Special Rate Period, the applicability of the redemption and certain other related provisions of the Articles Supplementary with respect to shares of such Series of VRDP Shares held by the Liquidity Provider (whether or not in its capacity as such) during the Special Rate Period and any rights of the Corporation to request Holders of such Series of VRDP Shares to agree to an extension of the Special Rate Period prior to the termination thereof and
   (L) the special provisions, if any, relating to Mandatory Tender Events and Mandatory Tenders with respect to shares of such Series of VRDP Shares during the Special Rate Period (including whether Mandatory Tender Events and Mandatory Tenders shall be applicable during the Special Rate Period)."

   Third: The charter of the Corporation is hereby amended by deleting
Section 4(d)(i) of Part I of the Articles Supplementary and inserting the following:

   "(i) a notice ("Notice of Special Rate Period") stating (A) that the Corporation has determined to designate the next succeeding Rate Period for shares of such Series of VRDP Shares as a Special Rate Period, specifying the same and the first (1st) day thereof, (B) the Rate Determination Date immediately prior to the first (1st) day of such Special Rate Period,
   (C) the rate calculation period to be used in determining the Applicable Rate if the term thereof is different from the term of the Special Rate Period and any other special provisions relating to the calculation of the Applicable Rate, including any provision for setting the Applicable Rate by reference to any index or to the ratings of the VRDP Shares or specifying any additional events or conditions the existence or occurrence of which result in adjustments to the Applicable Rate or additional fees or payments in respect of shares of such Series of VRDP Shares (which provisions may vary provisions that are set forth in the Charter (including the Articles Supplementary), provided that the provisions and variations are clearly and expressly set forth in the Notice of Special Rate Period), (D) that such Special Rate Period shall not commence if
   (1) any shares of such Series of VRDP Shares are owned by the Liquidity Provider as Purchased VRDP Shares pursuant to the Purchase Obligation on either the Rate Determination Date for such Special Rate Period or on the first (1st) day of such Special Rate Period, or (2) full cumulative dividends or any amounts due with respect to redemptions payable prior to such Rate Determination Date have not been paid in full, (E) the scheduled Dividend Payment Dates for shares of such Series of VRDP Shares during such Special Rate Period, (F) the Special Redemption Provisions, if any, applicable to shares of such Series of VRDP Shares in respect of such Special Rate Period, (G) the Special Optional Tender Provisions, if any, applicable to shares of such Series of VRDP Shares in respect of such Special Rate Period (including whether the Optional Tender provisions shall be applicable or otherwise subject to special conditions during the Special Rate Period), (H) the special provisions, if any, relating to the transfer of the shares of such Series of VRDP Shares during the Special Rate Period,
   (I) the special provisions, if any, related to Taxable Allocations during the Special Rate Period and any resulting Gross-up Payments during the Special Rate Period including, but not limited to, that Section 3 of Part I and Section 6 of Part II of these Articles Supplementary shall have no effect during the Special Rate Period and that, instead, alternative special provisions shall be observed during such period, (J) the special provisions, if any, relating to the creation and termination of the Special Rate Period including, but not limited to, any provisions relating to the nature and scope of the obligations and rights of the Liquidity Provider and the Remarketing Agent in connection therewith, the short-term credit ratings of the Liquidity Provider and the short-term preferred stock ratings of the VRDP Shares, the Remarketing of the VRDP Shares upon the termination of the Special Rate Period, the applicability of the redemption and certain other related provisions of the Articles Supplementary with respect to shares of such Series of VRDP Shares held by the Liquidity Provider (whether or not in its capacity as such) during the Special Rate Period and any rights of the Corporation to request Holders of such Series of VRDP Shares to agree to an extension of the Special Rate Period prior to the termination thereof and
   (K) the special provisions, if any, relating to Mandatory Tender Events and Mandatory Tenders with respect to shares of such Series of VRDP Shares during the Special Rate Period (including whether Mandatory Tender Events and Mandatory Tenders shall be applicable during the Special Rate Period), such notice to be accompanied by a VRDP Shares Basic Maintenance Report showing that, as of the third (3rd) Business Day immediately preceding such proposed Special Rate Period, Moody's Eligible Assets (if Moody's is then rating such VRDP Shares at the request of the Corporation), Fitch Eligible Assets (if Fitch is then rating such VRDP Shares at the request of the Corporation) and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating such VRDP Shares at the request of the Corporation) each have an aggregate Discounted Value at least equal to the VRDP Shares Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that (a) the Maximum Rate is the Maximum Rate on such Business Day as if such Business

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   Day were the Rate Determination Date for the proposed Special Rate Period, and (b) the Moody's Discount Factors applicable to Moody's Eligible Assets are determined by reference to the first Exposure Period (as defined in the Moody's Guidelines) longer than the Exposure Period then applicable to the Corporation, as described in the Moody's Guidelines); or"

   Fourth: The charter of the Corporation is hereby amended by deleting
Section 4(e) of Part I of the Articles Supplementary and inserting the following:

   "(e) Failure to Deliver Notice of Special Rate Period. If the Corporation fails to deliver either of the notices described in paragraphs (d)(i) or
   (d)(ii) of this Section 4 (and, in the case of the notice described in paragraph (d)(i) of this Section 4, a VRDP Shares Basic Maintenance Report to the effect set forth in such paragraph (but only if Moody's, Fitch or an Other Rating Agency is then rating the Series in question pursuant to the request of the Corporation)) with respect to any designation of any proposed Special Rate Period to the Remarketing Agent and the Liquidity Provider by 11:00 a.m., New York City time, on the second Business Day immediately preceding the first (1st) day of such proposed Special Rate Period (or by such later time or date, or both, as may be agreed to by the Remarketing Agent and the Liquidity Provider), the Corporation shall be deemed to have delivered a notice to the Remarketing Agent and the Liquidity Provider with respect to such Special Rate Period to the effect set forth in paragraph
   (d)(ii) of this Section 4. In the event the Corporation delivers to the Remarketing Agent and the Liquidity Provider a notice described in paragraph
   (d)(i) of this Section 4, it shall file a copy of such notice with the Secretary of the Corporation, and the contents of such notice shall, during the Special Rate Period, be deemed a part of the Articles Supplementary and binding on the Corporation and the Holders and Beneficial Owners of the shares of such Series of VRDP Shares. In the event the Corporation delivers to the Remarketing Agent and the Liquidity Provider a notice described in paragraph (d)(ii) of this Section 4, the Corporation will provide Moody's (if Moody's is then rating the VRDP Shares in question pursuant to the request of the Corporation) and Fitch (if Fitch is then rating the VRDP Shares in question pursuant to the request of the Corporation) and each Other Rating Agency (if any Other Rating Agency is then rating the VRDP Shares in question pursuant to the request of the Corporation) a copy of such notice."

   Fifth: The charter of the Corporation is hereby amended by inserting the following as Section 4(g) of Part I of the Articles Supplementary:

   "(g) Notice to Holders. In the event the Corporation delivers to the Remarketing Agent and the Liquidity Provider a Notice of Special Rate Period, it shall deliver, concurrently with the delivery thereof to the Remarketing Agent and the Liquidity Provider, such Notice of Special Rate Period to the Holders of the shares of such Series of VRDP Shares. During the term of the Special Rate Period, the Corporation shall provide a copy of the Notice of Special Rate Period to (i) any Holder or Beneficial Owner of the shares of such Series of VRDP Shares upon request and (ii) any Holder or Beneficial Owner that is a transferee in any transfer of the shares of such Series of VRDP Shares during the Special Rate Period promptly after receiving the notice described below, provided the Corporation has been notified of any such transfer and has been provided with the contact information of such Holder or Beneficial Owner, as applicable."

   Sixth: The charter of the Corporation is hereby amended by inserting the following as Section 4(h) of Part I of the Articles Supplementary:

   "(h) Ambiguities. In the event of any conflict between the terms of the Notice of Special Rate Period and the terms of these Articles Supplementary, the terms of the Notice of Special Rate Period shall govern."

   Seventh: The charter of the Corporation is hereby amended by inserting the following as Section 4(i) of Part I of the Articles Supplementary:

   "(i) Amendments. A Notice of Special Rate Period may be amended by the Corporation at any time; provided, however, that the Corporation shall deliver any such amendment to the Remarketing Agent, the Liquidity Provider and the Holders of the shares of the Series of VRDP Shares subject to the Special Rate Period in the manner described in this Section 4 of Part I of these Articles Supplementary, provided that the Corporation will not, without the prior written consent of the Tender and Paying Agent (which consent shall not be unreasonably withheld), amend the Notice of Special
   Rate Period in a manner that adversely changes the rights, duties, privileges and immunities of the Tender and Paying Agent under the Tender and Paying Agent Agreement, the VRDP Shares Purchase Agreement or otherwise."

   Eighth: The charter of the Corporation is hereby amended by inserting the following as Section 5(i) of Part I of the Articles Supplementary:

   "(i) Grant of Irrevocable Proxy. To the fullest extent permitted by applicable law, each Holder and Beneficial Owner may in its discretion grant an irrevocable proxy."

   Ninth: The charter of the Corporation is hereby amended by inserting the following as Section 13(k) of Part I of the Articles Supplementary and by attaching Appendix A hereto to the Articles Supplementary as Appendix A:

   "(k) Appendix A Incorporated by Reference. The Notice of Special Rate Period attached as Appendix A hereto amends, modifies, and is a part of, these Articles Supplementary. In the event of any conflict between the terms of Appendix A and any other terms of these Articles Supplementary during the Special Rate Period specified in Appendix A, the terms of Appendix A shall govern."

   Tenth: The charter of the Corporation is hereby amended by inserting the following sentence to the end of Section 3(a) of Part II of the Articles
Supplementary:

   "Notwithstanding the foregoing, the Applicable Rate for a Subsequent Rate Period that has been designated a Special Rate Period may be determined in accordance with the Notice of Special Rate Period designating such Special Rate Period."

   Eleventh: The amendment to the charter of the Corporation as set forth above in these Articles of Amendment has been duly advised by the board of directors of the Corporation and approved by the stockholders of the Corporation as and to the extent required by law and in accordance with the charter of the Corporation.

                           [Signature Page Follows]

   IN WITNESS WHEREOF, BlackRock MuniYield Quality Fund, Inc. has caused these Articles of Amendment to be signed as of October 22, 2015 in its name and on its behalf by the person named below who acknowledges that these Articles of Amendment are the act of the Corporation and, to the best of such person's knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles of Amendment are true in all material respects.

                                             BLACKROCK MUNIYIELD QUALITY
                                             FUND, INC.

                                             By:  /s/ Jonathan Diorio
                                                  ------------------------------
                                                  Name: Jonathan Diorio
                                                  Title: Vice President

ATTEST:

/s/ Janey Ahn
--------------------------
Name: Janey Ahn
Title: Secretary

                  Signature Page to Articles of Amendment MQY

                                  Appendix A

                         Notice of Special Rate Period

              BLACKROCK MUNIYIELD QUALITY FUND, INC. (THE "FUND")
                                  SERIES W-7
             VARIABLE RATE DEMAND PREFERRED SHARES ("VRDP SHARES")

                             CUSIP NO. 09254F 704*

                         Notice of Special Rate Period

                                        October 22, 2015

                                        BlackRock MuniYield Quality Fund, Inc.
                                        100 Bellevue Parkway
                                        Wilmington, Delaware 19809

To: Liquidity Provider, Remarketing Agent and Holders of the VRDP Shares

   In accordance with the Fund's Articles Supplementary Establishing and Fixing the Rights and Preferences of VRDP Shares, dated September 13, 2011 (the "Articles Supplementary"), the Fund hereby notifies the Liquidity Provider, the Remarketing Agent and the Holders of the VRDP Shares that the Fund has determined to designate the next succeeding Rate Period for VRDP Shares as a Special Rate Period. The first day of the Special Rate Period shall be
October 22, 2015 (the "Special Rate Period Commencement Date") and the last day of the Special Rate Period shall be April 18, 2018 or such later date to which it may be extended in accordance with the terms set forth herein under "Additional Provisions Relating to the Termination of Special Rate Period" (such period, the "Special Rate Period").

   The Special Rate Period shall not commence if (1) any VRDP Shares are owned by the Liquidity Provider pursuant to the Purchase Obligation on either the Rate Determination Date immediately preceding the Special Rate Period or on the first day of the Special Rate Period or (2) full cumulative dividends or any amounts due with respect to redemptions payable prior to such Rate Determination Date have not been paid in full.

   Certain capitalized terms used in this Notice of Special Rate Period are defined in Appendix A hereto. Capitalized terms used but not defined in this Notice of Special Rate Period, including in Appendix A hereto, shall have the meanings given to such terms in the Articles Supplementary.

Calculation of Dividends During Special Rate Period

   During the Special Rate Period, for each SRP Calculation Period for the VRDP Shares, the dividend rate on the VRDP Shares (the "SRP Applicable Rate") shall be calculated by the

--------
* NOTE: Neither the Fund nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRDP Share certificate. It is included solely as a convenience to Holders of VRDP Shares.

Tender and Paying Agent and shall be equal to the rate per annum that results from the sum of the (1) Base Rate and (2) Ratings Spread (the "SRP Applicable Rate Determination"). During the Special Rate Period, references in the Articles Supplementary and the other Related Documents to the "Applicable Rate Determination," the "Applicable Rate," a "Subsequent Rate Period" or a "Rate Determination Date," in each case with respect to the VRDP Shares, shall be deemed to be references to the SRP Applicable Rate Determination, the SRP Applicable Rate, an SRP Calculation Period or an SRP Calculation Date, respectively. The SRP Applicable Rate for any SRP Calculation Period (or part thereof) shall in no event be greater than the Maximum Rate.

   The amount of dividends payable on each VRDP Share on any Dividend Payment Date during the Special Rate Period shall be calculated by the Tender and Paying Agent and shall equal the sum of the dividends accumulated but not yet paid for each SRP Calculation Period (or part thereof) and, if applicable, any other Rate Period (or part thereof) occurring during the related Dividend Period. The amount of dividends accumulated for each such SRP Calculation Period (or part thereof) shall be computed by multiplying the SRP Applicable Rate for the VRDP Shares for such SRP Calculation Period (or part thereof) by a fraction, the numerator of which shall be the number of days in such SRP Calculation Period (or part thereof) and the denominator of which shall be the actual number of days in the year (365 or 366), and multiplying such product by $100,000.

   During the Special Rate Period, the scheduled Dividend Payment Dates for the VRDP Shares shall continue to be the first Business Day of each calendar month.

   For the avoidance of doubt, Section 3 of Part II of the Articles Supplementary shall not be applicable during the Special Rate Period.

Special Redemption Provisions

   During the Special Rate Period, the VRDP Shares may be redeemed pursuant to
Section 10(a)(i) of Part I of the Articles Supplementary only upon the payment of the applicable Redemption Premium and upon thirty (30) days advance written notice to the Liquidity Provider, and otherwise in accordance with
Section 10(a) of Part I of the Articles Supplementary. The Fund's Board of Directors has determined in accordance with Section 10(a)(ii) of Part I of the Articles Supplementary that the Special Redemption Provisions are in the best interests of the Fund.

   "Redemption Premium" means, if the VRDP Shares are rated above A1/A+ and its equivalent by all Rating Agencies then rating the VRDP Shares as of the relevant Redemption Date and with respect to the VRDP Shares subject to redemption on such Redemption Date, other than in respect of any redemption required to comply with the VRDP Shares Basic Maintenance Amount or the Minimum VRDP Shares Asset Coverage requirements or any optional redemption in connection with a redemption to comply with the Minimum VRDP Shares Asset Coverage requirements that results in Minimum VRDP Shares Asset Coverage of up to 240%, an amount equal to:

   (a) if such Redemption Date occurs before the date that is the one year anniversary of the Special Rate Period Commencement Date, the product of 2.0% and the Liquidation Preference of the VRDP Shares subject to redemption;

   (b) if such Redemption Date occurs on or after the date that is the one year anniversary of the Special Rate Period Commencement Date but before the date that is the eighteen month anniversary of such date, the product of 1.5% and the Liquidation Preference of the VRDP Shares subject to redemption; and

   (c) if such Redemption Date occurs on or after the date that is the eighteen month anniversary of the Special Rate Period Commencement Date but before the date that is the two year anniversary of the Special Rate Period Commencement Date, the product of 1.0% and the Liquidation Preference of the VRDP Shares subject to redemption.

   Any VRDP Share exchanged for a preferred share of an acquiring entity or successor entity in connection with a reorganization, merger or redomestication of the Fund in another state that had been previously approved by the Holders of VRDP Shares or that otherwise does not require the vote or consent of the Holders of VRDP Shares shall not be subject to the Redemption Premium solely as a result of such exchange of shares.

Optional Tender, Transfers and Participation of VRDP Shares

   During the Special Rate Period, Beneficial Owners and Holders shall not have the right to tender their VRDP Shares for Remarketing pursuant to an Optional Tender.

   The Fund agrees, however, that during the Special Rate Period, a Beneficial Owner or Holder of VRDP Shares may sell, transfer or otherwise dispose of VRDP Shares in whole shares only to (i) Persons that such Beneficial Owner or Holder reasonably believes are QIBs that are either registered closed-end management investment companies, the common shares of which are traded on a national securities exchange ("Closed-End Funds"), banks or entities that are 100% direct or indirect subsidiaries of banks' publicly traded parent holding companies (collectively, "Banks"), insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly owned subsidiaries) or registered open-end management investment companies,
(ii) tender option bond trusts (whether tax-exempt or taxable) in which all investors are Persons that such Beneficial Owner or Holder reasonably believes are QIBs that are Closed-End Funds, Banks, insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly owned subsidiaries) or registered open-end management investment companies (or, in the case of a tender option bond trust in which an affiliate of such Beneficial Owner or Holder retains a residual interest, such affiliate of such Beneficial Owner or Holder, but only to the extent expressly provided for in an agreement between the Fund and such Beneficial Owner or Holder), or (iii) such other Persons approved in writing by the Fund, in each case, pursuant to Rule 144A of the Securities Act or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act. Any transfer in violation of the foregoing restrictions shall be void ab initio and any transferee of VRDP Shares transferred in violation of the foregoing restrictions shall be deemed to agree to hold all payments it received on any such improperly transferred VRDP Shares in trust for the benefit of the transferor of such VRDP Shares.

   In the event that a Beneficial Owner transfers VRDP Shares to a tender option bond trust in which such Beneficial Owner or an affiliate of such Beneficial Owner that is a wholly owned direct or indirect subsidiary of such Beneficial Owner retains a residual interest, for so long as no event has occurred that results in the termination of such tender option bond trust, for purposes of each section of the Articles Supplementary that requires, permits or provides for (i) notice or the delivery of information to the Beneficial Owner of VRDP Shares or (ii) voting of the VRDP Shares by or the giving of any consent by the Beneficial Owner of VRDP Shares (collectively, the "Applicable Sections"), then such Beneficial Owner, and not such tender option bond trust, shall be deemed to be the actual holder and Beneficial Owner of such VRDP Shares.

   Anything herein to the contrary notwithstanding, except with respect to the deemed holding and ownership provisions set forth above in respect of the Applicable Sections, any tender option bond trust to which the VRDP Shares are transferred and each of the beneficial owners thereof shall, subject to the provisions of the agreements governing the tender option bond trust, retain all of its other rights in respect of the VRDP Shares under the Articles Supplementary or applicable law, including, for the avoidance of doubt, the rights of such tender option bond trust in respect of matters addressed by any of the Applicable Sections to the extent necessary for the protection or exercise of such other rights or that are otherwise applicable as a result of the exercise of such other rights.

   Additionally, to the extent permitted under and not in violation of applicable law, Barclays Bank PLC ("Barclays") may at any time, without the consent of, but with notice to, the Fund, sell to any Person who satisfies the requirements of clauses (i) or (ii) in the second paragraph of this section (each, a "Participant"), participations in all or a portion of Barclays' rights and/or obligations in the VRDP Shares and under any related agreement (a "Participation"). Any Participant, any custodian acting on behalf of such Participant, and any investors in any such Participant if such Participant is a funding vehicle, such as a tender option bond trust or similar vehicle, shall be entitled to receive from Barclays or such custodian any publicly available information provided by the Fund to Barclays or, at the directions of Barclays, a custodian acting on behalf of such Participant. For the avoidance of doubt, the Fund shall not have a right of first refusal on any sale of a Participation by Barclays. Any sale of a Participation in violation of the foregoing restrictions shall be void ab initio and any Participant pursuant to a Participation in violation of the foregoing restrictions shall be deemed to agree to hold all payments it received on any such improperly transferred rights in trust for the benefit of the transferor of such rights in the VRDP Shares. Notwithstanding the existence of any Participation, for all purposes hereunder, including the Applicable Sections, Barclays (both with respect to participated interests and non-participated interests) shall be treated as the sole holder and Beneficial Owner of all VRDP Shares subject to a Participation. For the avoidance of doubt, references to Barclays in this paragraph shall be deemed to refer to the entity, whether Barclays or an Affiliate thereof, who owns the VRDP Shares subject to a Participation.

Notice of Taxable Allocations and Gross-Up Payments

   Section 3 of Part I and Section 6 of Part II of the Articles Supplementary shall have no effect during the Special Rate Period.

   During the Special Rate Period, Holders of VRDP Shares shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor under applicable law and otherwise in accordance with applicable law, dividends in an amount equal to the aggregate Gross-up Payments as follows:

   (a) Whenever the Fund intends or expects to include any net capital gains or ordinary income taxable for regular federal income tax purposes in any dividend on VRDP Shares, the Fund shall notify the Tender and Paying Agent of the amount to be so included (i) not later than 14 calendar days preceding the first SRP Calculation Date on which the SRP Applicable Rate for such dividend is to be established, and (ii) for any successive SRP Calculation Date on which the SRP Applicable Rate for such dividend is to be established, not later than the close of business on the immediately preceding SRP Calculation Date. Whenever such advance notice is received from the Fund, the Tender and Paying Agent will notify each Holder and each Beneficial Owner or its Agent Member identified to the Tender and Paying Agent. With respect to an SRP Calculation Period for which such notice was given and whose dividends are comprised partly of such ordinary income or capital gains and partly of exempt-interest income, the different types of income will be paid in the same relative proportions for each day during the SRP Calculation Period.

   (b) (i) If the Fund allocates, under Subchapter M of Chapter 1 of the Code, any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on VRDP Shares, the Fund shall to the extent practical simultaneously increase such dividend payment by an additional amount equal to the Gross-up Payment and direct the Tender and Paying Agent to send notice with such dividend describing the Gross-up Payment and (ii) if the Fund allocates, under Subchapter M of Chapter 1 of the Code, any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on VRDP Shares without simultaneously increasing such dividend as described in clause (i) above the Fund shall, prior to the end of the calendar year in which such dividend was paid, direct the Tender and Paying Agent to send notice with a Gross-up Payment to the Holder that was entitled to such dividend payment during such calendar year at such Holder's address as the same appears or last appeared on the record books of the Fund. The Fund shall compute the Gross-up Payment.

   (c) The Fund shall not be required to make Gross-up Payments with respect to any net capital gains or ordinary income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Fund.

Additional Provisions Relating to the Termination of Special Rate Period

   Pursuant to an amendment to the VRDP Shares Purchase Agreement, effective as of the Special Rate Period Commencement Date, the Scheduled Termination Date will be extended to October 22, 2018 (the "Initial Extended Termination Date") and the Initial Extended Termination Date will constitute the Scheduled Termination Date.

   Unless the Special Rate Period has been extended in accordance with the procedures set forth below, the VRDP Shares beneficially owned by any Beneficial Owner will be deemed automatically tendered for Remarketing on the seventh day prior to the last day of the Special Rate Period (the "Automatic Tender Date") with a Purchase Date occurring on the first day of the Subsequent Rate Period immediately succeeding the Special Rate Period. Notice of the automatic tender of such VRDP Shares for Remarketing shall be provided by or on behalf of the Fund to the Holders of such VRDP Shares as soon as reasonably practicable prior to, but in no event later than one Business Day before, the Automatic Tender Date. Notwithstanding the foregoing provisions of this Notice of Special Rate Period, if any VRDP Shares beneficially owned by Barclays for federal income tax purposes on such Purchase Date are not successfully remarketed for purchase on such Purchase Date, a Failed Remarketing Condition--Purchased VRDP Shares will be deemed to exist in respect of such VRDP Shares for all purposes of the Articles Supplementary (including
Section 10(b) thereof and the definition of Maximum Rate) and the other Related Documents and, as of such Purchase Date, such VRDP Shares will be deemed beneficially owned by the Liquidity Provider. Accordingly, all such VRDP Shares deemed beneficially owned by the Liquidity Provider will thereafter be deemed tendered for Remarketing on each Business Day in accordance with the Related Documents, and the continued beneficial ownership of such VRDP Shares by the Liquidity Provider will result in a Failed Remarketing Condition--Purchased VRDP Shares Redemption in accordance with, and subject to, the terms of such definition and the Related Documents. For the avoidance of doubt, if any VRDP Shares beneficially owned by a Beneficial Owner other than Barclays are not successfully remarketed on the Purchase Date relating to the Automatic Tender Date and are purchased by the Liquidity Provider pursuant to the Purchase Obligation, such VRDP Shares shall constitute Failed Remarketing Condition--Purchased VRDP Shares, such VRDP Shares will thereafter be deemed tendered for Remarketing on each Business Day in accordance with the Related Documents, and the continued beneficial ownership of such VRDP Shares by the Liquidity Provider will result in a Failed Remarketing Condition--Purchased VRDP Shares Redemption in accordance with, and subject to, the terms of such definition and the Related Documents.

   The Fund shall have the right, exercisable not more than 120 days nor less than 90 days prior to the last day of the Special Rate Period, to request that each Holder of the VRDP Shares (x) extend the term of the Special Rate Period for the VRDP Shares for an additional 364-day period, which request may be conditioned upon terms and conditions that are different from the terms and conditions herein, including, without limitation, the further extension of the Scheduled Termination Date and (y) notify the Fund and the Tender and Paying Agent of such Holder's acceptance or rejection of such request within 30 days after receiving such request. If any Holder of the VRDP Shares fails to notify the Fund and the Tender and Paying Agent of its acceptance or rejection of the Fund's request for extension within 30 days after receiving such request, such failure to respond shall constitute a rejection of such request. Any acceptance by a Holder within such 30-day period may be conditioned upon terms and conditions, including, without limitation, the further extension of the Scheduled Termination Date, that are different from the terms and conditions herein or the terms proposed by the Fund in making an extension request (a "Conditional Acceptance"). If any Holder provides a Conditional Acceptance, then the Fund shall have 30 days thereafter to notify the Total Holders and the Tender and Paying

Agent of the Fund's acceptance or rejection of the terms and conditions specified in any such Conditional Acceptance. The Fund's failure to notify the Total Holders and the Tender and Paying Agent within such 30-day period will be deemed a rejection of the terms and conditions specified in a Conditional Acceptance. Each Holder of the VRDP Shares may grant or deny any request for extension of the Special Rate Period for the VRDP Shares in their sole and absolute discretion and any request for such extension will be effective only if granted by the Total Holders.

Other Additional Provisions Applicable During Special Rate Period

   During the Special Rate Period, there shall be no Mandatory Tender Events or Mandatory Tenders or any consequences or penalties as a result of there being no Mandatory Tender Events or Mandatory Tenders.

   During the Special Rate Period, the first sentence of the first paragraph of
Section 12 of Part I of the Articles Supplementary shall be inapplicable.

   During the Special Rate Period, Section 4(f) of Part I of the Articles Supplementary shall be inapplicable.

   During the Special Rate Period, the Fund is not required to obtain or maintain any short-term preferred share rating of the VRDP Shares and there shall be no other consequences, penalties or notices with respect to the withdrawal of the VRDP Shares' short-term preferred shares ratings by a Rating Agency.

   Notwithstanding the Fund's option to designate any succeeding Subsequent Rate Period of a Series of VRDP Shares as a Special Rate Period under Section 4 of Part I of the Articles Supplementary, during the Special Rate Period (unless extended in accordance with the terms specified above in "Additional Provisions Relating to the Termination of Special Rate Period"), the Fund shall not, without (i) the prior written consent of the Liquidity Provider and the Remarketing Agent and (ii) the affirmative vote or consent of the Holders of a majority of the VRDP Shares of such Series Outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class, designate another Special Rate Period for such Series, amend, alter or repeal the term of the Special Rate Period or any other provision of this Notice of Special Rate Period so as to adversely affect any preference, right or power of the VRDP Shares of such Series or the Holders thereof set forth herein; provided, that any amendment, alteration or repeal of such other provision of this Notice of Special Rate Period that adversely affects the amount, timing, priority or taxability of any dividend, redemption or other payment or distribution due to the Holders of the VRDP Shares of such Series shall require the affirmative vote or consent of the Total Holders of such Series, in person or by proxy, either in writing or at a meeting, voting as a separate class.

   In the event of any conflict between the terms of this Notice of Special Rate Period and the terms of the Articles Supplementary, the terms of this Notice of Special Rate Period shall govern.

   The Fund is authorized to amend, or consent to any amendment to, any Related Document in accordance with the terms therein for purposes of conforming the terms and provisions therein to the terms and provisions specified in this Notice of Special Rate Period.

                           [Signature Page Follows]

   IN WITNESS WHEREOF, I have signed this Notice of Special Rate Period as of the date first written above.

                                             BLACKROCK MUNIYIELD QUALITY
                                             FUND, INC.

                                             By:  /s/ Jonathan Diorio
                                                  ------------------------------
                                                  Name: Jonathan Diorio
                                                  Title: Vice President

                                                                     Schedule 1
                                                                     ----------

               Recipients of this Notice of Special Rate Period

Barclays Bank PLC
745 7th Avenue
New York, NY 10019
Attention: Michael Whang
michael.whang@barclays.com

Barclays Capital Inc.
745 7th Avenue
New York, NY 10019
Attention: Municipal Short-Term Desk
msp@barclays.com

The Depository Trust Company
LensNotice@dtcc.com

                                                                     Appendix A
                                                                     ----------

                                  Definitions

   The following terms shall have the following meanings:

   "Base Rate" means, with respect to an SRP Calculation Period, the SIFMA Municipal Swap Index on the SRP Calculation Date for such SRP Calculation Period.

   "Maximum Rate" means 15% per annum, exclusive of any applicable Gross-up Payment or increased dividend payment relating to the inclusion in any dividend of net capital gains or ordinary income taxable for regular federal income tax purposes, in each case due and payable in accordance with the Articles Supplementary.

   "Ratings Spread" means, with respect to an SRP Calculation Period, the percentage per annum set forth below opposite the highest applicable credit rating assigned to the VRDP Shares, unless the lowest applicable rating is below A3/A-, in which case the Ratings Spread shall mean the percentage per annum set forth below opposite the lowest applicable credit rating assigned to the VRDP Shares by Moody's, Fitch or any Other Rating Agency, in each case rating the VRDP Shares at the request of the Fund, on the SRP Calculation Date for such SRP Calculation Period:

         Moody's/Fitch                                      Percentage
         -------------                                      ----------
         Aaa/AAA                                               0.90%
         Aa3/AA- to Aa1/AA+                                    0.90%
         A3/A- to A1/A+                                        1.25%
         Baa3/BBB- to Baa1/BBB+                                2.50%
         Non-investment grade or Unrated                       5.00%

   "SRP Calculation Date" means (i) with respect to the SRP Initial Calculation Period, the Special Rate Period Commencement Date and (ii) with respect to any SRP Subsequent Calculation Period, the last day of the immediately preceding SRP Calculation Period, provided that the next succeeding SRP Calculation Date will be determined without regard to any prior extension of a SRP Calculation Date to a Business Day.

   "SRP Calculation Period" means the SRP Initial Calculation Period and any SRP Subsequent Calculation Period.

   "SRP Initial Calculation Period" means, with respect to the VRDP Shares, the period commencing on, and including, the Special Rate Period Commencement Date and ending on, and including, the next succeeding Wednesday, or, if such day is not a Business Day, the next succeeding Business Day.

   "SRP Subsequent Calculation Period" means, with respect to the VRDP Shares, the period from, and including, the first day following a SRP Calculation Date to, and including, the next succeeding Wednesday, or, if such day is not a Business Day, the next succeeding Business Day.

   "Total Holders" means, with respect to any Series of VRDP Shares, the Holders of 100% of the aggregate Outstanding amount of the VRDP Shares of such Series.